EXHIBIT 99
Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 11-K of the Stratos International, Inc. 401(k) Savings Plan (the “Plan”) for the period ended April 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Barry Hollingsworth, of the Administrative Committee of the Plan, certify, pursuant to 18 U.S.C. Section 1350, that:
(1)	The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.

Date: October 27, 2005	By:	/s/ Barry Hollingsworth
Barry Hollingsworth
On behalf of the Administrative
Committee as Plan Administrator